Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                      Parks, Tschopp, Whitcomb & Orr, P.A.
                     2600 Maitland Center Parkway, Suite 330
                               Maitland, FL 32751




SurgiLight, Inc.
12001 Science Drive, Suite 140
Orlando, Florida 32826

         We hereby consent to the use of our report dated December 14, 2001, with respect to the financial statements of SurgiLight, Inc. for the quarter ended September 30, 2001, in the Registration Statement on Form SB-2 and related Prospectus of SurgiLight, Inc., and to the reference to our firm under the heading "Experts" therein.

February 13, 2002

Parks, Tschopp, Whitcomb & Orr, P.A.


By:  /s/  Thomas Tschopp, CPA
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          Thomas Tschopp, CPA